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                                                                    Exhibit 4(d)

                                PLEDGE AGREEMENT
                                ----------------

                  PLEDGE AGREEMENT, dated as of January 27, 2000, among: (1) REGENT COMMUNICATIONS, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "PARENT Company"); (2) REGENT BROADCASTING, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "BORROWER"); (3) the Subsidiaries of the Parent Company and of the Borrower identified as such in ANNEX A hereto (such Subsidiaries and all of the other Subsidiaries of the Parent Company or of the Borrower from time to time party hereto or bound hereby being hereinafter, together with their successors in title and assigns, called, collectively, the "SUBSIDIARY GUARANTORS") (the Parent Company, the Borrower and each Subsidiary Guarantor from time to time party to or otherwise bound by this Agreement being hereinafter called, collectively, the "PLEDGORS" and, singly, a "PLEDGOR"); and
(4) FLEET NATIONAL BANK, as collateral agent for the benefit of the Secured Creditors (as defined in the RECITALS hereto) (in such capacity, the "PLEDGEE").

                                    RECITALS:
                                    ---------

                  A. The Parent Company, the Borrower, the several lenders from time to time party thereto (collectively, the "LENDERS"), Fleet National Bank, as Administrative Agent and Issuing Lender, Fleet Robertson Stephens Inc., as Lead Arranger, and certain other Agents from time to time party thereto (the Lenders, the Administrative Agent, the Issuing Lender, the Lead Arranger and such other Agents being hereinafter called, collectively, the "LENDER CREDITORS"), are party to the Credit Agreement, dated as of January 27, 2000, providing for the making of Loans and other Credit Extensions, including the issuance of, and participation in, Letters of Credit, all as contemplated thereby.

                  B. The Borrower may from time to time become a party to one or more Interest Rate Protection Agreements with any Lender or Affiliate of any Lender (each such Lender or Affiliate thereof (even if such Lender ceases to be a Lender under the Credit Agreement for any reason), and its successors and assigns, being hereinafter called, collectively, the "OTHER CREDITORS", and, together with the Lender Creditors, collectively, the "SECURED CREDITORS" and, singly, a "SECURED CREDITOR").

                  C. The Parent Company has guaranteed all of the Obligations and other liabilities of the Borrower and of each of the other Credit Parties under the Loan Documents and Interest Rate Protection Agreements pursuant to
ARTICLE VII of the Credit Agreement.

                  D. The Subsidiary Guarantors have guaranteed all of the Obligations of the Parent Company, the Borrower and each of the other Credit Parties under the Loan Documents and Interest Rate Protection Agreements pursuant to the Subsidiary Guaranty Agreement, dated as of even date herewith (as amended, modified, extended, renewed, replaced, restated or supplemented and in effect from time to time, the "SUBSIDIARY Guaranty"), entered into by the Parent Company, the Borrower, the Subsidiary Guarantors identified as such in ANNEX A hereto, and Fleet National Bank, as collateral agent for the benefit of the Secured Creditors.

                  E. It is a condition precedent to each credit extension made or to be made on or after the date hereof under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements that the Pledgors shall have executed and delivered this Agreement.

                  F. Each Pledgor will obtain direct or indirect benefits from credit extensions made or to be made to the Borrower and other Credit Parties under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements, and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the condition precedent described in preceding RECITAL E and to

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induce the Lenders to make credit extensions to the Borrower and other Credit
Parties under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements.

                  NOW, THEREFORE, in consideration of the foregoing and the direct or indirect benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby, jointly and severally, makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby, jointly and severally, covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

                  1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors in order to secure:

                  (a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations (as that term is defined in the Credit Agreement) and all of the other obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Pledgor and of each other Credit Party to Lender Creditors, whether now existing or from time to time hereafter created or incurred under, arising out of, or in connection with the Credit Agreement or any of the other Loan Documents, and the due performance by each Pledgor and by each other Credit Party of all of the terms, conditions and agreements contained in the Credit Agreement or in any of the other Loan Documents (all of such Obligations and other obligations, liabilities and indebtedness under this CLAUSE (a), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements, being herein collectively called the "LOAN DOCUMENT OBLIGATIONS");

                  (b) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Pledgor and of each other Credit Party to the Other Creditors, whether now existing or from time to time hereafter created or incurred under, arising out of, or in connection with any of the Interest Rate Protection Agreements (whether any such Interest Rate Protection Agreement is now in existence or is at any time hereafter created or entered into), and the due performance by each Pledgor and by each other Credit Party of all of the terms, conditions and agreements contained in any of such Interest Rate Protection Agreements (all of such obligations, liabilities and indebtedness under this CLAUSE (b) being herein collectively called the "OTHER OBLIGATIONS");

                  (c) the repayment or reimbursement of any and all sums from time to time advanced by the Pledgee in order to preserve or protect the Collateral (as hereinafter defined) or preserve or protect its security interests and Liens therein;

                  (d) the payment or reimbursement of any and all reasonable costs, expenses and fees of retaking, holding, preparing for Sale or lease, selling or otherwise disposing of or realizing on all or any part of the Collateral, or arising out of any exercise by the Pledgee of any of its rights or remedies hereunder, including all reasonable attorneys' fees and court costs; and

                  (e) the payment or reimbursement of all amounts paid by any Indemnitee to which such Indemnitee has the right to reimbursement under SECTION 11 of this Agreement.

All of such Obligations, obligations, liabilities, indebtedness, sums, costs, expenses, fees and other amounts set forth in CLAUSES (a) through (e) of this
SECTION 1 being herein collectively called the "OBLIGATIONS", it being acknowledged and agreed that the term "OBLIGATIONS" shall in any event include

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any and all Loans and other Credit Extensions, whether outstanding on the date of this Agreement or made or extended at any time or from time to time after the date of this Agreement.

                  2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and VICE VERSA.

                  (b) The following capitalized terms used herein shall have the definitions specified below:

                  "ADMINISTRATIVE AGENT" shall have the meaning given such term in the Credit Agreement.

                  "ADVERSE CLAIM" shall have the meaning given such term in
Section 8-102(a)(1) of the UCC.

                  "AGREEMENT" shall mean this Pledge Agreement, as the same may from time to time be amended, modified, extended, renewed, replaced, restated or supplemented.

                  "BORROWER" shall have the meaning set forth in the PREAMBLE hereto.

                  "CERTIFICATED SECURITY" shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

                  "CLEARING CORPORATION" shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

                  "COLLATERAL" shall have the meaning set forth in SECTION 3.1 hereof

                  "COLLATERAL ACCOUNTS" shall mean, in relation to any Pledgor, any and all accounts established and maintained by the Pledgee in the name of such Pledgor and to which any Collateral may from time to time be credited.

                  "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of January 27, 2000, among the Parent Company the Borrower, several Persons party thereto as Lenders thereunder, the Issuing Lender, the Lead Arranger, the Administrative Agent, and the several other Persons party thereto as Agents thereunder, providing for the making of Loans and other Credit Extensions to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured and/or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring all, or any portion of, the Indebtedness under such Credit Agreement or any successor agreements; PROVIDED, HOWEVER, that with respect to any agreement providing for the refinancing of any Indebtedness under the Credit Agreement, such agreement shall only be treated as, or as a part of, the Credit Agreement for purposes of this Agreement if (i) either (A) all of the Obligations under the Credit Agreement being refinanced shall be paid in full at the time of such refinancing, and all commitments under the refinanced Credit Agreement shall have terminated in full, or (B) the Required Lenders shall have consented in writing to the refinancing Indebtedness being treated, along with their Indebtedness, as Indebtedness under the Credit Agreement, (ii) the refinancing Indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding), and (iii) a written notice to the effect that the refinancing Indebtedness is to be treated as arising under the Credit

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Agreement shall be delivered by the Administrative Agent to the Borrower prior to the implementation of such refinancing.

                  "DOMESTIC CORPORATION" shall have the meaning set forth in the definition of the term "STOCK."

                  "EVENT OF DEFAULT" means (a) any Event of Default as that term is defined in the Credit Agreement, (b) any payment default under any Interest Rate Protection Agreement, and (c) in any event, any payment default in respect of any of the Obligations that continues after the expiration of any applicable grace period.

                  "FINANCIAL ASSET" shall have the meaning given such term in
Section 8-102(a)(9) of the UCC).

                  "FOREIGN CORPORATION" shall have the meaning set forth in the definition of the term "STOCK."

                  "INDEMNITEES" shall have the meaning set forth in Section 11 hereof.

                  "INSTRUMENT" shall have the meaning given such term in Section 9-105(l)(1) of the UCC.

                  "INVESTMENT PROPERTY" shall have the meaning given in Section 9-115(l)(f) of the UCC.

                  "LENDER CREDITORS" shall have the meaning set forth in the RECITALS hereto.

                  "LENDERS" shall have the meaning set forth in the RECITALS hereto.

                  "LIMITED LIABILITY COMPANY ASSETS" shall mean all Property, whether tangible or intangible, and whether real, personal or mixed (including, without limitation, all limited liability company capital and interests in any other limited liability company), at any time owned or represented by any Limited Liability Company Interests.

                  "LIMITED LIABILITY COMPANY INTERESTS" shall mean all of the limited liability company membership interests at any time or from time to time owned or acquired by any Pledgor in any limited liability company.

                  "LOAN DOCUMENT OBLIGATIONS" shall have the meaning set forth in SECTION 1 hereof.

                  "NON-VOTING STOCK" shall mean all Capital Stock of a Foreign Corporation which is not Voting Stock.

                  "NOTES" shall mean, in relation to any Pledgor, all promissory notes or other similar Instruments at any time issued to any Pledgor by the Parent Company or by any Subsidiary of the Parent Company or of the Borrower.

                  "OBLIGATIONS" shall have the meaning set forth in SECTION 1 hereof.

                  "OTHER CREDITORS" shall have the meaning set forth in the RECITALS hereto.

                  "OTHER OBLIGATIONS" shall have the meaning set forth in
SECTION 1 hereof.

                  "PARENT COMPANY" shall have the meaning set forth in the PREAMBLE hereto.

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                  "PARTNERSHIP ASSETS" shall mean all Property, whether tangible or intangible, and whether real, personal or mixed (including, without limitation, all partnership capital and interests in any other partnership), at any time owned or represented by any Partnership Interests.

                  "PARTNERSHIP INTERESTS" shall mean all of the general partnership interests and all of the limited partnership interests at any time or from time to time owned or acquired by any Pledgor in any general partnership or limited partnership.

                  "PLEDGED NOTES" shall have the meaning set forth in SECTION
3.5 hereof.

                  "PLEDGEE" shall have the meaning set forth in the PREAMBLE hereto.

                  "PLEDGOR" and "PLEDGORS" shall have the meanings set forth in the PREAMBLE hereto.

                  "PROCEEDS" shall have the meaning given such term in Section 9-306(1) of the UCC.

                  "REQUIRED LENDERS" shall have the meaning given such term in the Credit Agreement.

                  "SECURED CREDITORS" shall have the meaning set forth in the RECITALS hereto.

                  "SECURED DEBT AGREEMENTS" shall have the meaning set forth in
SECTION 5 hereof.

                  "SECURITIES ACCOUNT" shall have the meaning given such term in
Section 8-501(a) of the UCC.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, as in effect from time to time.

                  "SECURITY" shall have the meaning given such term in Section 8-102(a)(15) of the UCC), and shall in any event include all Stock and Notes (to the extent the same constitute "Securities" under Section 8-102(a)(15)).

                  "SECURITY ENTITLEMENT" shall have the meaning given such term in SECTION 8-102(a)(17) of the UCC.

                  "SPECIFIED DEFAULT" shall have the meaning set forth in
SECTION 5 hereof.

                  "STOCK" shall mean (a) with respect to each corporation that is incorporated under the laws of the United States or any State or territory thereof (each, a "DOMESTIC CORPORATION"), all of the issued and outstanding shares of Capital Stock and other Equity Interests of any Domestic Corporation at any time owned or acquired by any Pledgor, and (b) with respect to each corporation that is not a Domestic Corporation (each a "FOREIGN CORPORATION"), all of the issued and outstanding shares of Capital Stock and other Equity Interests of any Foreign Corporation at any time owned or acquired by any Pledgor.

                  "SUBSIDIARY GUARANTOR" shall have the meaning set forth in the PREAMBLE hereto.

                  "TERMINATION DATE" shall have the meaning set forth in SECTION 19(a) hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time.

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                  "UNCERTIFICATED SECURITY" shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

                  "VOTING STOCK" shall mean all classes of Capital Stock of any Foreign Corporation entitled to vote.

                  3. PLEDGE AND GRANT OF SECURITY INTEREST, ETC.

                  3.1. PLEDGE. To secure the punctual payment and performance of all and each and every part of the Obligations now or at any time hereafter owed or to be paid or performed by each or any of the Credit Parties, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest and Lien (subject to Liens from time to time permitted to exist with respect to any Collateral pursuant to Secured Debt Agreements from time to time in effect) in favor of the Pledgee for the benefit of the Secured Creditors in and upon, all of the right, title and interest of such Pledgor in and to each of the following, whether now existing or hereafter from time to time created, arising or acquired (collectively, the "COLLATERAL"):

                  (a) each of the Collateral Accounts of such Pledgor, including any and all of the Property of whatsoever type or kind from time to time deposited by such Pledgor in each such Collateral Account, whether such Property is now owned or existing or is hereafter created or acquired, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or by any of the other Secured Debt Agreements to be deposited in such Collateral Account, and all Investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                  (b) all Securities owned or acquired by such Pledgor from time to time;

                  (c) all Limited Liability Company Interests owned or acquired by such Pledgor from time to time (excluding those in any limited liability company that is not a Subsidiary of the Parent Company or of the Borrower to the extent (and only to the extent) that such Limited Liability Company Interests may not be pledged hereunder without violating the terms of the operating agreement or other Governing Documents of such limited liability company), and all of its right, title and interest in each limited liability company to which each of such interests relates, whether now existing or hereafter created, arising or acquired, including, without limitation:

                           (i) all of its capital therein and all of its
                  interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

                           (ii) all other payments due or to become due to such
                  Pledgor in respect of such Limited Liability Company Interests, whether under any limited liability company agreement, other Governing Documents or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                           (iii) all of its claims, rights, powers, privileges,
                  authority, options, security interests, Liens and remedies, if any, under any limited liability company agreement,

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                  operating agreement or other Governing Documents, or at law, or otherwise in respect of any such Limited Liability Company Interests;

                           (iv) all present and future claims, if any, of such
                  Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

                           (v) all of such Pledgor's rights under any limited
                  liability company agreement, operating agreement or other Governing Documents, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement, operating agreement or other Governing Documents, to execute any Instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Assets, to enforce or execute any checks or other Instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                           (vi) all other Property from time to time hereafter
                  delivered in substitution for or in addition to any of the foregoing, all certificates and Instruments representing or evidencing such other Property, and all cash, Securities, interest, dividends, rights and other Property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

                  (d) all Partnership Interests owned or acquired by such Pledgor from time to time (excluding those in any partnership that is not a Subsidiary of the Parent Company or of Borrower to the extent (and only to the extent) that such Partnership Interests may not be pledged hereunder without violating the terms of the partnership agreement or other Governing Documents of such partnership), and all of its right, title and interest in each partnership to which each of such interests relates, whether now existing or hereafter created, arising or acquired, including, without limitation:

                           (i) all of its capital therein and all of its
                  interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

                           (ii) all other payments due or to become due to such
                  Pledgor in respect of such Partnership Interests, whether under any partnership agreement, other Governing Documents or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                           (iii) all of its claims, rights, powers, privileges,
                  authority, options, security interests, Liens and remedies, if any, under any partnership agreement, operating agreement or other Governing Documents, or at law, or otherwise in respect of any such Partnership Interests;


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                           (iv) all present and future claims, if any, of such
                  Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

                           (v) all of such Pledgor's rights under any
                  partnership agreement, operating agreement or other Governing Documents, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, operating agreement or other Governing Documents, to execute any Instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Assets, to enforce or execute any checks, or other Instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                           (vi) all other Property from time to time hereafter
                  delivered in substitution for or in addition to any of the foregoing, all certificates and Instruments representing or evidencing such other Property, and all cash, Securities, interest, dividends, rights and other Property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

         (e) all Security Entitlements owned or acquired by such Pledgor from time to time in any and all of the foregoing;

         (f) all Financial Assets and Investment Property owned or acquired by such Pledgor from time to time; and

         (g) all Proceeds of any and all of the foregoing;

PROVIDED, HOWEVER, that (A) no Pledgor shall be required at any time to pledge hereunder more than 65% of the Voting Stock of any Foreign Corporation, and (B) each Pledgor shall in any event be required to pledge hereunder 100% of the Non-Voting Stock of any Foreign Corporation at any time or from time to time owned or acquired by such Pledgor.

                  3.2. PROCEDURES. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged and be subject to pledge pursuant to
SECTION 3.1 of this Agreement, and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions and undertake the following procedures as set forth below (as promptly as practicable and, in any event, within 30 days after it first establishes ownership of or otherwise acquires or obtains any right, title or interest in such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

                  (i) with respect to any Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed in blank (with signature guaranteed);

                  (ii) with respect to any Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), such Pledgor shall cause the issuer of such

         Uncertificated Security to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of ANNEX G hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer shall agree to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person; it being understood that the Pledgee will not so originate any instructions to any such issuer unless an Event of Default has occurred and is continuing;

                  (iii) with respect to any Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions (A) required (1) to comply with the applicable rules of such Clearing Corporation, and (2) to perfect the security interests of the Pledgee under Applicable Law (including, in any event, under Sections 9-115 (4)(a) and (b), 9-115
         (1)(e) and 8-106(d) of the UCC), and (B) as the Pledgee reasonably deems necessary or desirable to effect the foregoing;

                  (iv) with respect to any Partnership Interests or any Limited Liability Company Interests (other than any Partnership Interests or Limited Liability Interests credited on the books of a Clearing Corporation), (A) if such Partnership Interests or Limited Liability Company Interests are represented by a certificate, such Pledgor shall complete the procedures set forth in SECTION 3.2(a)(i), and (B) if such Partnership Interests or Limited Liability Company Interests are not represented by a certificate, such Pledgor shall complete the procedures set forth in SECTION 3.2(a)(ii);

                  (v) with respect to any Note, such Pledgor shall physically deliver such Note to the Pledgee, endorsed in blank (with signature guaranteed); and

                  (vi) upon written request of the Pledgee while any Event of Default shall be continuing, with respect to cash, (A) such Pledgor shall establish with the Pledgee a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person without the prior written consent of the Pledgee), and (B) such Pledgor shall deposit such cash in such cash account.

                  (b) In addition to the actions required to be taken pursuant to PARAGRAPH (a) of this SECTION 3.2, each Pledgor shall take the following additional actions with respect to the Securities and Collateral:

                  (i) with respect to all Collateral of such Pledgor with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the Applicable Laws of any relevant State), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

                  (ii) such Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, on forms covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest and Lien in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the Applicable Laws of the relevant States, including, without limitation, Section 9-115(4)(b) of the UCC).

                  3.3. SUBSEQUENTLY ACQUIRED COLLATERAL. If any Pledgor shall obtain or otherwise acquire (by purchase, merger, stock dividend, capital contribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to SECTION 3.1, and, furthermore, such Pledgor will within 30 days thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in SECTION 3.2, and will promptly thereafter deliver to the Pledgee (a) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder, and (b) such supplements to ANNEXES A through F hereto as are reasonably necessary to cause such Annexes to be complete and accurate at such time.

                  3.4. TRANSFER TAXES. Each pledge of Collateral pursuant to
SECTION 3.1, SECTION 3.2 or SECTION 3.3 shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

                  3.5. DEFINITION OF PLEDGED NOTES. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the "PLEDGED NOTES".

                  3.6. CERTAIN REPRESENTATIONS AND WARRANTIES REGARDING THE COLLATERAL. Each Pledgor represents and warrants that: (a) each Subsidiary of such Pledgor, and the direct ownership thereof, is identified in ANNEX A hereto;
(b) the Stock held by such Pledgor consists of the number and type of shares of the Capital Stock and other Equity Interests of the corporations described in ANNEX B hereto; (c) such Stock constitutes that percentage of the issued and outstanding Capital Stock and other Equity Interests of the issuing corporation as is set forth in ANNEX B hereto; (d) the Notes held by such Pledgor consist of the promissory notes and other Instruments identified in ANNEX C hereto; (e) the Limited Liability Company Interests held by such Pledgor consist of the number and type of Equity Interests of the Persons described in ANNEX D hereto; (f) each of such Limited Liability Company Interests constitutes that percentage or portion of the issued and outstanding Equity Interests of the issuing Person as set forth in ANNEX D hereto; (g) the Partnership Interests held by such Pledgor consist of the number and type of Equity Interests of the Persons described in ANNEX E hereto; (h) each of such Partnership Interests constitutes that percentage or portion of the entire partnership interest of each partnership as set forth in ANNEX E hereto; (i) such Pledgor has complied with the applicable procedures set forth in SECTION 3.2(a) with respect to each item of Collateral described in ANNEXES A through E hereto; and (j) such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests.

                  4. APPOINTMENT OF SUB-AGENTS: ENDORSEMENTS. ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

                  5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless there shall be continuing any Event of Default or any Default under SECTION 10.1.6 or 10.1.7 of the Credit Agreement (each such Event of Default and such Default, a "SPECIFIED DEFAULT"), each Pledgor shall be entitled to exercise any and all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; PROVIDED, HOWEVER, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any of the other Loan Documents or any Interest Rate Protection Agreement (collectively, the "SECURED DEBT AGREEMENTS"), or which would have the effect of materially impairing the value of the Collateral or any material part thereof or the position or interests of the Pledgee or any other Secured Creditor therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications with respect to all or any part of the Collateral owned by it shall cease if (a) any Specified Default shall be continuing, and (b) the Pledgee shall notify such Pledgor in writing of the Pledgee's decision to exercise such rights with respect to all or (as the case may be) such part of such Collateral.

                  6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless any Specified Default shall be continuing, and except as otherwise provided by the Credit Agreement or by the following sentences of this SECTION 6, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of any Collateral owned by any Pledgor shall be paid to (and may be retained by) such Pledgor. As contemplated and provided by SECTION 3.3 hereof, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

                  (a) all other or additional Stock, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or Property (including, but not limited to, cash, except as otherwise provided by the first sentence of this SECTION 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;

                  (b) all other or additional Stock, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or Property (including, but not limited to, cash, except as otherwise provided by the first sentence of this SECTION 6) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

                  (c) all other or additional Stock, Notes, Limited Liability Company Interests, Partnership Interests, Instruments or other Securities or Property (including, but not limited to, cash, except as otherwise provided by the first sentence of this SECTION 6) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization; and

                  (d) if and as so requested by the Pledgee in writing during the continuation of any Specified Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts paid or payable in respect of all or any part of the Collateral.

All rights of any Pledgor to receive and to retain any cash dividends, cash distributions, cash Proceeds or other cash amounts paid or payable in respect of all or any part of the Collateral owned by it shall cease if (i) any Specified Default shall be continuing, and (ii) the Pledgee shall notify the Borrower or such Pledgor in writing of the Pledgee's decision to receive all or (as the case may be) any part of such cash dividends or other such cash amounts. Nothing contained in this SECTION 6 shall limit or restrict in any way the Pledgee's right to receive the Proceeds of the Collateral in any form in accordance with
SECTION 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of the Credit Agreement or this SECTION 6 or SECTION 7 hereof shall be received in trust for the benefit of the Pledgee and the other Secured Parties, shall be segregated from other Property or funds of such Pledgor, and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsements).

                  7. REMEDIES IN CASE OF ANY SPECIFIED DEFAULT. If any Specified Default shall be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights and remedies in respect of the Collateral, including, without limitation, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code of the Commonwealth of Massachusetts, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights and remedies, which each Pledgor hereby irrevocably agrees to be commercially reasonable:

                  (a) to receive all amounts (including cash) payable or distributable in respect of the Collateral;

                  (b) to transfer all or any part of the Collateral into the Pledgee's name or into the name of any of its nominees or into the name of any of its sub-agents;

                  (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                  (d) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though the Pledgee were the outright owner thereof (subject to any applicable operating agreement, partnership agreement or other Governing Document in the case of any Collateral constituting Partnership Interests or Limited Liability Company Interests) (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

                  (e) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private Sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of Sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other Property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED, HOWEVER, that at least 10 days' prior notice of the time and place of any such Sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such Sale of Collateral regardless of whether any such notice of Sale has theretofore been given. Each purchaser at any such Sale shall hold the Property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby irrevocably waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after Sale hereunder, all rights, if any, to require marshalling of the Collateral or any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which such Pledgor now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such Sale, unless prohibited by Applicable Law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

                  (f) to set-off all or any part of the Collateral against all or any part of the Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

                  8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute, shall be cumulative and concurrent and shall be in addition to each and every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of any or all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Loan Documents, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or of any other Secured Creditor to take any other or further action in any circumstances without demand or notice. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Lenders (or, after the date on which all Loan Document Obligations shall have been paid in full, the holders of at least a majority of the outstanding Other Obligations), and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security granted or to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Secured Debt Agreements.

                  9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any Sale or other disposition of all or any part of the Collateral pursuant to the terms of this Agreement, together with all other moneys from time to time received by the Pledgee hereunder, shall be applied as follows:

                  (i) FIRST, to the payment of all of the Obligations owing to the Pledgee of the type described in CLAUSES (c) and (d) of SECTION 1 hereof,

                  (ii) SECOND, to the extent proceeds remain after the application pursuant to the preceding CLAUSE (i), an amount equal to the outstanding Loan Document Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Loan Document Obligations or, if the proceeds are insufficient to pay in full all of such Loan Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) THIRD, to the extent proceeds remain after the application pursuant to the preceding CLAUSES (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Other Obligations or, if the proceeds are insufficient to pay in full all of such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) FOURTH, to the extent proceeds remain after the application pursuant to the preceding CLAUSES (i) through (iii), inclusive, and following the termination of this Agreement pursuant to SECTION 19 hereof, to the relevant Pledgor or to whomsoever else may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement, the term "PRO RATA SHARE" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Loan Document Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding aggregate amount of all Loan Document Obligations or Other Obligations, as the case may be.

                  (c) If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed PRO RATA amongst the other Secured Creditors, FIRST, to pay outstanding Loan Document Obligations, and, SECOND, to pay outstanding Other Obligations, all in accordance with SECTION 9(a) hereof.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall occur only after all outstanding Loans and Letter of Credit Borrowings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash collateral security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash collateral security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash collateral security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all of such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with
SECTION 9(a) hereof.

                  (e) Except as set forth in SECTION 9(d), all payments required to be made hereunder shall be made (i) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "REPRESENTATIVE") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

                  (f) For purposes of applying payments received in accordance with this SECTION 9, (i) the Pledgee shall determine the outstanding unpaid Loan Document Obligations owed to the Lender Creditors, and (ii) the Pledgee may rely on any Other Creditor to determine the Other Obligations owed to such Other Creditor.

                  (G) IT IS UNDERSTOOD AND AGREED THAT EACH PLEDGOR SHALL REMAIN JOINTLY AND SEVERALLY LIABLE TO THE EXTENT OF ANY DEFICIENCY REMAINING AFTER THE APPLICATION OF ALL OF THE PROCEEDS OF THE COLLATERAL HEREUNDER TO THE UNPAID OBLIGATIONS AS PROVIDED BY SECTION 9(a) HEREOF.

                  10. PURCHASERS OF COLLATERAL. Upon any Sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of Sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such Sale of the consideration paid or delivered pursuant to such Sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of all or any part of such consideration paid over or delivered to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  11. INDEMNITY. Each Pledgor jointly and severally irrevocably agrees (a) to indemnify and hold harmless the Pledgee, each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually, an "INDEMNITEE" and, collectively, the "INDEMNITEES") on demand from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (b) to reimburse each Indemnitee on demand for all reasonable costs and expenses, including reasonable attorneys' fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other Property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
SECTION 11 are unenforceable for any reason, each such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The indemnity obligations of each Pledgor contained in this SECTION 11 shall continue in full force and effect notwithstanding the full payment of all of the Loans and other Credit Extensions made under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Letters of Credit, and the payment of all of the other Obligations, and notwithstanding the discharge thereof.

                  12. FURTHER ASSURANCES; POWERS OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own cost and expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wheresoever required or permitted by law in order to perfect and preserve the Pledgee's security interests in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and Instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

                  (b) Each Pledgor hereby irrevocably appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any Instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

                  13. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee shall hold, in accordance with this Agreement, all items of the Collateral at any time received by the Pledgee under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in
ARTICLE XI of the Credit Agreement.

                  14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber all or any part of the Collateral or any interest therein (except, in each case, in accordance with or as otherwise permitted by the terms of this Agreement, the Credit Agreement and the other Secured Debt Agreements).

                  15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.
(a) Each Pledgor represents, warrants and covenants that:

                  (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral consisting of one or more Securities and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, Lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or any other encumbrance whatsoever, EXCEPT the Liens and security interests created by this Agreement or otherwise permitted by the terms of the Credit Agreement);

                  (ii) it has full power, authority and legal right to pledge all of the Collateral pledged or to be pledged by it pursuant to this Agreement;

                  (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing;

                  (iv) except to the extent already obtained or made, and except as otherwise provided or otherwise described in SECTION 6.3 of the Credit Agreement, no consent of any other party (including, without limitation, any stockholder, member, partner or creditor of such Pledgor or of any of its Subsidiaries), and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required to be obtained by such Pledgor in connection with
         (A) the execution, delivery or performance of this Agreement, (B) the validity or enforceability of this Agreement, (C) the perfection or enforceability of the Pledgee's security interests in the Collateral,
         (D) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein, or (E) except for compliance with or as may required by any applicable partnership agreement, limited liability company agreement or other Governing Document relating to any partnership or limited liability company that is not a Wholly-Owned Subsidiary of the Parent Company or of the Borrower, the exercise by the Pledgee of any of its rights or remedies provided herein with respect to the Partnership Interests or Limited Liability Company Interests relating to such partnership or limited liability company;

                  (v) the execution, delivery and performance of this Agreement will not violate any provision of any Applicable Law or of any order, judgment, writ, award or decree of any court, arbitrator or other Governmental Authority applicable to such Pledgor, or of the Governing Documents of such Pledgor or of any Securities issued by such Pledgor or by any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other contract, agreement or Instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective Property and will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the Property of such Pledgor or of any of its Subsidiaries (other than the Liens created by the Collateral Documents);

                  (vi) all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued, is fully paid and nonassessable and is subject to no options to purchase or other similar rights; PROVIDED, HOWEVER, that

         Collateral consisting of Limited Liability Company Interests or Partnership Interests may require further payments and/or assessments in respect thereof in accordance with the partnership agreements, limited liability company agreements or other Governing Documents relating thereto or Applicable Law;

                  (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing;

                  (viii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of Certificated Securities (together with Instruments of transfer therefor) pursuant to this Agreement creates a valid and perfected first-priority security interest in such Securities, and the Proceeds thereof, subject to no prior Liens or encumbrances or to any agreement purporting to grant to any third party any Lien or encumbrance on the Property of such Pledgor which would include such Securities, and the Pledgee is entitled to all of the rights, priorities and benefits afforded by the UCC or other Applicable Law as enacted in any applicable jurisdiction to perfected security interests in respect of such Collateral; and

                  (ix) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC; PROVIDED, HOWEVER, that, in the case of the Pledgee obtaining "control" over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains "control" over such Security Entitlement.

                  (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the Proceeds thereof against the claims and demands of all Persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other Property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interests therein of the Pledgee and the other Secured Creditors.

                  16. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of each Pledgor is located at the address specified in ANNEX F hereto. Each Pledgor agrees that it will not move its chief executive office except to such new location as such Pledgor may establish in accordance with the last two sentences of this SECTION 16. The originals of all documents in the possession of each Pledgor evidencing all Collateral, including, but not limited to, all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at its chief executive office at the location specified in ANNEX F hereto, or at such new locations as such Pledgor may establish in accordance with the last two sentences of this SECTION 16. All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office location specified in ANNEX F hereto, or such new locations as the respective Pledgor may establish in accordance with the last two sentences of this SECTION
16. No Pledgor shall establish a new location for such offices until (a) it shall have given to the Pledgee not less than 60 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request, and (b) with respect to such new location, it shall have taken all action, satisfactory to the Pledgee, to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new location for such offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to ANNEX F hereto so as to cause such ANNEX F hereto to be complete and accurate.

                  17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. (a) The Obligations of each Pledgor under this Agreement shall be absolute, unconditional and irrevocable and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to SECTION 19 hereof), including, without limitation:

                  (i) the dissolution, termination of existence, winding up, bankruptcy, liquidation, insolvency, appointment of a receiver for all or any part of the Property of, assignment for the benefit of creditors by, or the commencement of any Insolvency Proceeding by or against, any of the other Pledgors or any of the Subsidiaries of any of the Pledgors;

                  (ii) the absorption, merger or consolidation of, or the effectuation of any other change whatsoever in the name, ownership, membership, constitution or place of organization or formation of, any of the Pledgors or any of their Subsidiaries;

                  (iii) any extension or postponement of the time for the payment of any of the Obligations of any of the Pledgors, the acceptance of any partial payment thereon, any and all other indulgences whatsoever by any of the Secured Creditors in respect of any of the Obligations of any of the Pledgors, the taking, addition, substitution or release, in whole or in part, at any time or times, of any collateral or Liens securing any of the Obligations of any of the Pledgors, or the addition, substitution or release, in whole or in part, of any Person or Persons (including any of the Pledgors or Subsidiary Guarantors) primarily or secondarily liable in respect of any of the Obligations of any of the Pledgors;

                  (iv) any action or delay in acting or failure to act on the part of any Secured Creditor under any of the Secured Debt Agreements or in respect of any Obligations of any of the Pledgors or any collateral or Liens securing any Obligations of any of the Pledgors or otherwise, including (A) any action by any Secured Creditor to enforce any of its rights, remedies or claims in respect of any collateral or Liens securing any Obligations of any of the Pledgors, (B) any failure by any Secured Creditor strictly or diligently to assert any rights or to pursue any remedies or claims against any of the Pledgors or any other Person or Persons under any of the Secured Debt Agreements or provided by statute or at law or in equity, (C) any failure by the Pledgee or by any other Secured Creditor to perfect or to preserve the perfection or priority of any of its Liens securing any of the Obligations of any of the Pledgors, or (D) any failure or refusal by the Pledgee or by any other Secured Creditor to foreclose or to realize upon any collateral or Liens securing any of the Obligations of any of the Pledgors, or to take any action to enforce any of its rights, remedies or claims under any Secured Debt Agreements;

                  (v) any modification or amendment of, or any supplement or addition to, any of the Secured Debt Agreements;

                  (vi) any waiver, consent or other action or acquiescence by the Pledgee or by any other Secured Creditor in respect of any default by any of the Pledgors in its performance or observance of or compliance with any term, covenant or condition contained in any of the Secured Debt Agreements;

                  (vii) the existence or creation at any time or times on or after the date of this Agreement of any claim, defense, right of set-off or counterclaim of any nature whatsoever of any Pledgor against any of the other Pledgors or Credit Parties or against any of the Secured Creditors;

                  (viii) any incapacity or lack of authority of any Pledgor;

                  (ix) any of the Obligations of any of the Pledgors or any of the Secured Debt Agreements or any provision of any thereof or any of the Liens securing any of the Obligations of any of the Pledgors shall at any time and for any reason whatsoever cease to be in full force or effect with respect to any one or more of the Pledgors or shall be declared null and void or illegal, invalid, unenforceable or inadmissible in evidence in relation to any one or more of the Pledgors, or any of the Obligations of any one or more of the Pledgors or any Liens securing any of the Obligations of any one or more of the Pledgors shall be subject to avoidance, or shall be avoided, as a fraudulent transfer or fraudulent conveyance, whether prior to or after the commencement of any Insolvency Proceedings; or

                  (x) the existence of any other condition or circumstance or the occurrence of any other event or condition that might otherwise constitute a legal or equitable discharge of or a suretyship defense to performance by any Pledgor of any of its Obligations to any of the Secured Creditors.

                  (b) EACH PLEDGOR HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES TO PERFORMANCE BY SUCH PLEDGOR OF ANY OF ITS OBLIGATIONS TO THE PLEDGEE OR TO ANY OF THE OTHER SECURED CREDITORS.

                  (c) This Agreement shall be effective as to and shall be enforceable by the Pledgee against each Pledgor from and after the execution and delivery by such Pledgor of a counterpart of this Agreement. The agreements and obligations of each Pledgor under this agreement are separate and independent from and in addition to the agreements and Obligations of each other Pledgor hereunder and shall be enforceable by the Pledgee against each Pledgor notwithstanding (i) the failure of any other Pledgor to execute and deliver a counterpart of this Agreement, (ii) the invalidity, unenforceability or inadmissibility in evidence of this Agreement against any other Pledgor, (iii) the release by the Pledgee of all or any of the other Pledgors from all or any part of their Obligations under this Agreement, or the release by the Pledgee of all or any part of the Collateral granted by all or any of the other Pledgors to the Pledgee under this Agreement, or (iv) any waiver by the Pledgee of, or any consent by the Pledgee to any departure from, any of the agreements or Obligations of any other Pledgor hereunder on any occasion or occasions, or any failure by the Pledgee to enforce any of the agreements or Obligations of any other Pledgor hereunder on any occasion or occasions.

                  (d) Each of the Pledgors hereby absolutely, unconditionally and irrevocably assents to and waives notice of, and waives any defenses that it may otherwise have as a result of, any and all circumstances, occurrences and other matters specified in CLAUSES (i) through (x) of PARAGRAPH (a) of this
SECTION 17.

                  18. SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to SECTION 7, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private Sale in such manner and under such circumstances as the

Pledgee may deem necessary or advisable in order that such Sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion:
(a) may proceed to make such private Sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act; (b) may approach and negotiate with a single possible purchaser to effect such Sale; and (c) may restrict such Sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or Sale of such Collateral or part thereof. In the event of any such Sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the Sale were deferred until the registration as aforesaid.

                  19. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in SECTION 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper Instrument or Instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and Instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to such Pledgor (without recourse, and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its nominees or sub-agents hereunder, and, with respect to any Collateral consisting of an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), a Partnership Interest or a Limited Liability Company Interest, a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to SECTION 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to SECTION 3.2(a)(iv). As used in this Agreement, the term "TERMINATION DATE" shall mean the date upon which all of the Commitments, the Letter of Credit Commitment, the Letters of Credit and all Interest Rate Protection Agreements shall have terminated in full, no Notes are outstanding (and all Loans shall have been paid in full), and all Obligations have been paid in full and in cash.

                  (b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (i) at any time prior to the time at which all of the Loan Document Obligations have been paid in full and all of the Commitments and Letters of Credit under the Credit Agreement have been terminated, in connection with any Sale or disposition permitted by SECTION 9.5 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all of the Lenders if required by SECTION
12.1 of the Credit Agreement), or (ii) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of CLAUSES (i) and (ii), the proceeds of such Sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse, and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

                  (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing SECTION 19(a) or (b), it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to SECTION 19(a) or (b). If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the relevant Pledgor shall furnish appropriate legal opinions (from counsel reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The

Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this SECTION 19.

                  20. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first-class mail, postage prepaid, addressed:

                  (a) if to any Pledgor, at:

                               c/o Regent Communications, Inc.
                               50 East RiverCenter Boulevard
                               Suite 180
                               Covington, Kentucky  41011
                               Attention: Anthony A. Vasconcellos

                  (b) if to the Pledgee, at:

                               Fleet National Bank
                               100 Federal Street
                               Boston, Massachusetts 02110
                               Attention: Robert F. Milordi, Managing Director

                  (c) if to any Lender Creditor (other than the Pledgee), at such address as such Lender Creditor shall have specified in the Credit Agreement;

                  (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each of the Borrower and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  21. THE PLEDGEE. The Pledgee will hold, directly or indirectly in accordance with this Agreement, all items of the Collateral at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in the UCC and in this Agreement.

                  22. WAIVER; AMENDMENT. Except as contemplated in SECTION 25 hereof, none of the terms or conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever unless such change, waiver, discharge or termination is in writing duly signed by each Pledgor directly and adversely affected thereby and by the Pledgee (with the consent of (a) the Required Lenders (or, to the extent required by SECTION 12.1 of the Credit Agreement, all of the Lenders) at all times prior to the time at which all Loan Document Obligations have been paid in full and all of the Commitments and Letters of Credit under the Credit Agreement have been terminated in full, or (b) the holders of at least a majority of the outstanding Other Obligations at all times after the time at which all Loan Document Obligations have been paid in full and all of the Commitments and Letters of Credit under the Credit Agreement have been terminated in full; PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Agreement, the term "CLASS" shall mean each class of Secured Creditors, i.e., whether (i) the Lender Creditors as holders of the Loan Document Obligations, or (ii) the Other Creditors as holders of the Other

Obligations. For the purpose of this Agreement, the term "REQUISITE CREDITORS" of any Class shall mean each of (A) with respect to each of the Loan Document Obligations, the Required Lenders, and (B) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time.

                  23. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect, subject to release and/or termination as set forth in SECTION 19, (b) be binding upon each Pledgor, its successors and assigns; PROVIDED, HOWEVER, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders, or to the extent required by SECTION 12.1 of the Credit Agreement, all of the Lenders), and (c) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Parties and their respective successors, transferees and assigns. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all of the parties hereto.

                  24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  25. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Parent Company or of the Borrower that is required to execute and deliver a counterpart of this Agreement pursuant to the Credit Agreement shall automatically (without any action on the part of any party hereto) become a Pledgor hereunder by executing a counterpart hereof and by delivering the same to the Pledgee.

                  26. FULL RECOURSE. This Agreement is made with full recourse to each of the Pledgors and pursuant to and upon all of the representations, warranties, covenants and agreements on the part of each of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                  27. LIMITED OBLIGATIONS OF SUBSIDIARY GUARANTORS. It is the desire and intent of each of the Pledgors and the Secured Parties that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the Obligations of each Pledgor that is a Subsidiary Guarantor have been limited as provided in the Subsidiary Guaranty.

                  28. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.
(a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or partnership, and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner pursuant hereto of Collateral consisting of Limited Liability Company Interests or Partnership Interests, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

                  (b) Except as provided in the last sentence of PARAGRAPH (a) of this SECTION 28, the Pledgee, by becoming a party to this Agreement, did not intend to become a member of any limited liability company or partnership or otherwise intend to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein, and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor, EXCEPT as and to the extent provided in the last sentence of PARAGRAPH
(a) of this SECTION 28.

                  (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of any of the pledges hereby effected.

                  (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

                  29. ACTIONS REQUIRING FCC APPROVAL.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, or any of the documents executed pursuant hereto, the Pledgee will not take any action pursuant to this Agreement, or any such documents, which would constitute or result in any assignment of any FCC Authorization or any transfer of control of the holder of any FCC Authorization if such assignment of such FCC Authorization or such transfer of control would require under then-existing law (including the Communications Act and the written rules, regulations and policies promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval. In connection with this SECTION 29, the Pledgee shall be entitled to rely in good faith upon an opinion of outside FCC counsel of the Pledgee's choice with respect to any such assignment or transfer, whether or not the advice rendered is ultimately determined to have been accurate.

                  (b) If any Material Event of Default shall have occurred, each Pledgor shall take any action which the Pledgee may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign all or any part of the Collateral to the Pledgee or to such one or more third parties as the Pledgee may designate, or to a combination of the foregoing. To enforce the provisions of this SECTION 29, the Pledgee is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any Person whose Collateral is subject to this Agreement for the purpose of seeking a BONA FIDE purchaser to whom control will ultimately be transferred. Each Pledgor agrees to cooperate with any such purchaser and with the Pledgee in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC's consent to the assignment to such purchaser of such Collateral. Each Pledgor hereby irrevocably agrees to consent to any such involuntary transfer of control upon the request of the Pledgee after and during the continuation of any Material Event of Default, and, without limiting any rights of the Pledgee under this Agreement, to authorize the Pledgee to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consent required by Governmental Authorities, in order to effectuate the transactions contemplated in this Section 29. Such trustee or receiver shall have all of the rights and powers as provided to it by law or court order, or to the Pledgee under this Agreement. Each Pledgor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

                  (c) Each Pledgor shall use its best efforts to assist in obtaining the consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the transferor's or assignor's portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

                  (d) Each Pledgor hereby acknowledges and agrees that the Collateral is a unique asset and that a violation of such Pledgor's covenant to cooperate with respect to any regulatory consents will result in irreparable harm to the Pledgee for which monetary damages are not readily ascertainable. Each Pledgor further agrees that, because of the unique nature of its undertaking in this SECTION 29, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Pledgor would have to an adequate remedy at law for the breach of this undertaking.

                  (e) Without limiting the obligations of any Pledgor hereunder in any respect, each Pledgor further agrees that if such Pledgor, upon or after the occurrence of any Material Event of Default, shall fail or refuse for any reason whatsoever, including, without limitation, any refusal pursuant to
SECTION 29(c) to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Pledgee hereunder, such Pledgor agrees that such application may be executed on such Pledgor's behalf by the clerk of any competent jurisdiction without notice to such Pledgor pursuant to court order.

                  30. EFFECTIVENESS. This Agreement shall become effective on and as of the date hereof when the Pledgee, the Parent Company, the Borrower and one or more Subsidiary Guarantors identified in ANNEX A hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Pledgee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this PLEDGE AGREEMENT to be duly executed and delivered as of the date first above written.

                               The Parent Company:
                               ------------------

                               REGENT COMMUNICATIONS, INC.

                               BY: /s/ Anthony A. Vasconcellos
                                  ----------------------------------------
                                   NAME:  Anthony A. Vasconcellos
                                   TITLE: Vice President and
                                          Chief Financial Officer

                               The Borrower:
                               -------------

                               REGENT BROADCASTING, INC.


                               BY: /s/ Anthony A. Vasconcellos
                                  ----------------------------------------
                                  NAME:  Anthony A. Vasconcellos
                                  TITLE: Vice President and
                                         Chief Financial Officer

                               The Subsidiary Guarantors:
                               --------------------------

                               REGENT BROADCASTING
                                 MIDWEST, INC.
                               REGENT BROADCASTING OF
                                 FLINT, INC.
                               REGENT LICENSEE OF FLINT, INC.
                               REGENT BROADCASTING OF
                                 MANSFIELD, INC.
                               REGENT LICENSEE OF
                                 MANSFIELD, INC.

                               BY: /s/ Anthony A. Vasconcellos
                                  ----------------------------------------
                                  NAME:  Anthony A. Vasconcellos
                                  TITLE: Vice President and
                                         Chief Financial Officer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                           The Subsidiary Guarantors:
                           --------------------------

                           REGENT BROADCASTING OF
                             EL PASO, INC.
                           REGENT LICENSEE OF EL PASO, INC.
                           REGENT BROADCASTING OF
                             ERIE, INC.
                           REGENT LICENSEE OF ERIE, INC.
                           REGENT BROADCASTING OF
                             LEXINGTON, INC.
                           REGENT LICENSEE OF
                             LEXINGTON, INC.
                           REGENT BROADCASTING OF
                             SAN DIEGO, INC.
                           REGENT LICENSEE OF
                             SAN DIEGO, INC.
                           REGENT BROADCASTING OF
                             SOUTH CAROLINA, INC.
                           REGENT LICENSEE OF
                             SOUTH CAROLINA, INC.
                           REGENT BROADCASTING OF
                             ST. CLOUD, INC.
                           REGENT LICENSEE OF
                             ST. CLOUD, INC.
                           REGENT BROADCASTING OF
                             UTICA/ROME, INC.
                           REGENT LICENSEE OF
                             UTICA/ROME, INC.
                           REGENT BROADCASTING OF
                             WATERTOWN, INC.
                           REGENT LICENSEE OF
                             WATERTOWN, INC.

                           BY: /s/ Anthony A. Vasconcellos
                              ----------------------------------------
                              NAME:  Anthony A. Vasconcellos
                              TITLE: Vice President and
                                     Chief Financial Officer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                             The Subsidiary Guarantors:
                             --------------------------

                             REGENT BROADCASTING OF
                                WEST COAST, INC.
                             REGENT BROADCASTING OF
                                CHICO, INC.
                             REGENT LICENSEE OF CHICO, INC.
                             REGENT BROADCASTING OF
                                 FLAGSTAFF, INC.
                             REGENT LICENSEE OF
                                 FLAGSTAFF, INC.
                             REGENT BROADCASTING OF
                                 KINGMAN, INC.
                             REGENT LICENSEE OF
                                 KINGMAN, INC.
                             REGENT BROADCASTING OF
                                 LAKE TAHOE, INC.
                             REGENT LICENSEE OF
                                 LAKE TAHOE, INC.
                             REGENT BROADCASTING OF
                                 PALMDALE, INC.
                             REGENT LICENSEE OF
                                 PALMDALE, INC.
                             REGENT BROADCASTING OF
                                 REDDING, INC.
                             REGENT LICENSEE OF
                                 REDDING, INC.
                             REGENT BROADCASTING OF
                                 VICTORVILLE, INC.
                             REGENT LICENSEE OF
                                 VICTORVILLE, INC.

                             BY: /s/ Anthony A. Vasconcellos
                                -----------------------------------
                                NAME:  Anthony A. Vasconcellos
                                TITLE: Vice President and
                                       Chief Financial Officer

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                             ADDRESS OF PLEDGORS:
                             --------------------

                             c/o Regent Communications, Inc.
                             50 East RiverCenter Boulevard
                             Suite 180
                             Covington, Kentucky 41011
                             Attention:  Anthony A. Vasconcellos
                                         Vice President and
                                         Chief Financial Officer
                             Telephone:
                             Facsimile:


                             The Pledgee:
                             ------------

                             FLEET NATIONAL BANK,
                             as Pledgee


                             By: /s/ Robert F. Milordi
                                Name:  Robert F. Milordi
                                Title: Managing Director

                             ADDRESS OF PLEDGEE:
                             -------------------

                             100 Federal St.
                             Boston, Massachusetts 02110
                             Attention: Robert F. Milordi
                             Facsimile: (617) 434-3401
                             Telephone: (617) 434-8092